FORM 8-K

                      CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event)     March 31, 1997
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                       STOICO RESTAURANT GROUP, INC.
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         (Exact name of registrant as specified in its charter)

    DELAWARE                   333-5488-D              48-1177558
(State of other jurisdiction (Commission File Number) (IRS Employer
 of incorporation)                                     Identification No.)

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            3151 NORTH ROCK ROAD, WICHITA, KANSAS  67226
      (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (316) 636-5776:

                                N/A
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     (Former name or former address, if changed since last report.)

ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The Board of Directors has selected Allen, Gibbs & Houlik, L.C. of Wichita, Kansas as the Company's independent accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ending
December 30, 1997. This selection is subject to the ratification by the Stockholders at the Annual Meeting. This change in independent accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Board of Directors on March 31, 1997.

     KPMG Peat Marwick LLP served as the Company's independent accountants auditing the financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and December 26, 1995.

     KPMG Peat Marwick LLP's reports on the financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and December 26, 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

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     During the Company's  fiscal years ended December 31, 1996 and December 26,
1995 and subsequent interim periods through March 31, 1997 (date of dismissal) there were no disagreements with KPMG Peat Marwick LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS:

     Exhibits required by Item 601 of Regulation S-B are listed in the Exhibit Index which is incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  STOICO RESTAURANT GROUP, INC.



                                  /S/ LOUIS STOICO, JR.
                                  ---------------------------------------------
                                  Louis Stoico, Jr.
                                  Chairman of the Board and President
Date:  April 7, 1997

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                       EXHIBIT INDEX

EXHIBIT NO.       DOCUMENT
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16                Letter of KPMG Peat Marwick LLP to the Securities and
                  Exchange Commission